UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2012

CSP Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	000-10843	04-2441294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43 Manning Road Billerica, Massachusetts		01821-3901
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (978) 663-7598

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)    Appointment of Permanent President and CEO
(d)    Appointment of New Director and New Chairman of the Board

On September 4, 2012, the Company's Board of Directors met and appointed Victor Dellovo as permanent President and Chief Executive Officer of CSP Inc. Previously, on August 20, 2012, Mr. Dellovo had been appointed Interim President and CEO following the sudden death of Alexander Lupinetti, the Company's former Chairman, President and CEO.

On September 4, 2012, Mr. Dellovo was also appointed to the Board of Directors to fill the vacancy created by Mr. Lupinetti's death.

Mr. Dellovo joined the Company in 2003 as the president of the U.S. Modcomp Systems and Solutions division following the acquisition of Technisource Hardware Inc., a company he co-founded in 1997. He was promoted to president of U.S. Operations in October 2005, and in October 2010 became President of Modcomp Worldwide Operations. Mr. Dellovo received a Bachelor of Science in Electrical Engineering degree from University of Massachusetts - Lowell.

There are no family relationships between Mr. Dellovo and any director or officer of the Company, or any person chosen by the Company to become a director or executive officer. There are no related party transactions of the kind described in Item 404(a) or Regulation S-K in which Mr. Dellovo was a participant. There is no material plan, contract or arrangement for Mr. Dellovo of the type described in Item5.01(c)(3) of Form 8-K.

Also on September 4, 2012, the Board of Directors appointed Mr. C. Shelton James as its Chairman. Mr. James has served as a director since 1994. He also currently serves as Principal of Shelton James Associates, a business consulting firm. He has formerly served as a Director of Fundamental Management Corporation; Director and CEO of Cyberguard Corporation; Director and Chief Executive Officer of Technisource, Inc.; Director of DRS Technologies; Chief Executive Officer and Chairman of Elcotel; and is a Director of Concurrent Computer Corporation.

(e)	Compensation Change for President and CEO

Mr. Dellovo's annual salary as President and CEO will be $350,000. He will also participate in a variable performance-based compensation plan for fiscal year 2013 pursuant to which he will be eligible to receive additional compensation in an amount up to 50% of his salary, and he continues to be eligible to participate in Company plans providing for equity-based awards.

Item 7.01.    Regulation FD Disclosure.

On September 4, 2012, the Company issued a press release announcing the appointment of Mr. Dellovo as permanent President and CEO and a director, and the appointment of Mr. James as Chairman of the Board. A copy of the press release is filed as Exhibit 99 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)    The following exhibit is furnished (not filed) with this Report.

99.1    News release of CSP Inc. dated September 4, 2012 announcing the appointments of Mr. Dellovo and Mr. James.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP, INC.

Date: September 7, 2012	By:	/s/ Gary W. Levine
	Name:	Gary W. Levine
	Title:	Chief Financial Officer

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